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                                                                 Exhibit (g)(11)


                               FORM OF APPENDIX C
                                       TO
                             THE CUSTODIAN AGREEMENT
                                     BETWEEN
                                ING MUTUAL FUNDS
                                       and
                          BROWN BROTHERS HARRIMAN & CO.
                               Dated as of 9/23/02

The following is a list of Funds/Portfolios for which the Custodian shall serve under a Custodian Agreement dated as of 10/2/00 "the Agreement":

                           ING EMERGING COUNTRIES FUND

                           ING GLOBAL REAL ESTATE FUND

                           ING GLOBAL TECHNOLOGY FUND

                             ING INTERNATIONAL FUND

                     ING INTERNATIONAL SMALLCAP GROWTH FUND

                            ING PRECIOUS METALS FUND

                                 ING RUSSIA FUND

                            ING WORLDWIDE GROWTH FUND

IN WITNESS WHEREOF, each of the parties hereto has caused this APPENDIX C to be executed in its name and on behalf of each such Fund/Portfolio.



ING MUTUAL FUNDS                              BROWN BROTHERS HARRIMAN & CO.

BY:_______________________________            BY:_______________________________
NAME:                                         NAME:
TITLE:                                        TITLE:




16-Sep-02                          Page 1 of 1                        APPENDIX C